Exhibit (a)(6)

                              SCUDDER ADVISOR FUNDS

Amended Establishment and Designation of Series of Shares of Beneficial Interest
                         Dated as of September 30, 2005

         The undersigned, being the Trustees of Scudder Advisor Funds (the "Trust"), hereby certify that pursuant to Article III, Section 2 of the Trust's Declaration of Trust (the "Declaration of Trust"), dated July 21, 1986, as amended from time to time, the following votes were duly adopted by the majority of the Trustees of the Trust at a Board meeting held on September 30, 2005:


         RESOLVED, that pursuant to Article III, Section 2 of the Amended and Restated Declaration of Trust, dated July 21, 1986, the Establishment and Designation of Series of Shares of Beneficial Interest in the form presented to this meeting, establishing the following new series and classes of shares thereof: (1) Money Market Fund Investment; (2) Lifecycle Long Range Fund, Investment and Institutional Classes; (3) International Select Equity Fund, Class A, B, C, R, S, Premier Class, Investment Class, and Institutional Class; (4) Fixed Income Fund, Class A, B, C, R, S, Investment Class, and Institutional Class; (5) Short Duration Fund, Class A, B, C, S, and Institutional Class; (6) Short-Term Municipal Bond Fund, Class A, B, C, S, Investment Class, and Institutional Class; (7) High Income Plus Fund, Class A, B, C, S, Investment Class, and Institutional Class; (8) Micro Cap Fund, Class A, B, C, S, Investment Class, and Institutional Class; and (9) RREEF Real Estate Securities Fund, Class A, B, C, R, S, and Institutional Class, thereof, be, and it hereby is, approved; and

         FURTHER RESOLVED, that the President and any Vice President and the Secretary and any Assistant Secretary of the Fund be, and they hereby are, and each hereby is, authorized and directed to execute and file said Establishment and Designation of Series and Classes in substantially the form presented to this meeting with such changes as the officers executing same, with the advice of counsel, shall approve, with the Secretary of the Commonwealth of Massachusetts and the City Clerk of the City of Boston, and to pay all necessary filing fees in connection therewith.




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         IN WITNESS WHEROF,  the  undersigned  have signed this instrument as of the date above. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.

/s/Richard R. Burt                          /s/Graham E. Jones
----------------------------                ----------------------------
Richard R. Burt, as Trustee                 Graham E. Jones, as Trustee

/s/S. Leland Dill                           /s/Rebecca W. Rimel
----------------------------                ----------------------------
S. Leland Dill, as Trustee                  Rebecca W. Rimel, as Trustee

/s/Martin J. Gruber                         /s/Philip Saunders, Jr.
----------------------------                ----------------------------
Martin J. Gruber, as Trustee                Philip Saunders, Jr., as Trustee

/s/Richard J. Herring                       /s/William N. Searcy
----------------------------                ----------------------------
Richard J. Herring, as Trustee              William N. Searcy, as Trustee

----------------------------
William Shiebler, as Trustee